As filed with the Securities and Exchange Commission on November 14, 2019 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

SVB Financial Group
(Exact name of Registrant as specified in its charter)

Delaware		91-1962278
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
3003 Tasman Drive Santa Clara, California 95054
(Address, including zip code, of Principal Executive Offices)

2006 Equity Incentive Plan
(Full title of the plan)

Greg W. Becker President & Chief Executive Officer SVB Financial Group 3003 Tasman Drive, Santa Clara, California 95054 (408) 654-7400
(Name, address, and telephone number, including area code, of agent for service)

With copies to:
Michael S. Zuckert General Counsel SVB Financial Group 3003 Tasman Drive Santa Clara, California 95054 (408) 654-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company,” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer        ☒             Accelerated filer        ☐
Non-accelerated filer        ☐                 Smaller reporting company ☐
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value — reserved but not issued under the 2006 Equity Incentive Plan (“2006 Plan”)	2,500,000 shares	$233.61	$584,025,000	$75,806.45

(1) To the extent additional shares of Common Stock may be issued or become issuable as a result of a stock split, stock dividend, or other distribution involving the Registrant’s Common Stock while this Registration Statement is in effect, this Registration Statement hereby is deemed to cover all such additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2) Consists of 2,500,000 additional shares of common stock reserved for issuance pursuant to future awards under the 2006 Plan, as approved by the Registrant's stockholders on April 25, 2019.
(3) Calculated in accordance with Rules 457(c) and (h)(1) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock of the Registrant as reported on the Nasdaq Global Select Market on November 13, 2019, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE
SVB Financial Group (the “Company” or the “Registrant”) is filing this registration statement in accordance with Instruction E to Form S-8 to register 2,500,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company that may be issuable pursuant to the Company’s 2006 Equity Incentive Plan, as Amended and Restated (the “2006 Plan”). The Company’s stockholders approved the addition of these shares to the 2006 Plan at the Company’s annual meeting of stockholders held on April 25, 2019.
The contents of the Company’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the 2006 Plan on June 1, 2006 (File No. 333-134655), and additional registration statements on Form S-8 filed with the Securities and Exchange Commission relating to the 2006 Plan on August 11, 2011 (File No. 333-176232), August 15, 2012 (File No. 333-183323) and August 14, 2014 (File No. 333-198147), are hereby incorporated by reference herein to the extent not otherwise amended and superseded by the contents hereof.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Debevoise & Plimpton LLP
10.1*	2006 Equity Incentive Plan, as amended
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Debevoise & Plimpton LLP (contained in exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
* Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 9, 2019 (File No. 000-15637).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 14th, 2019.

SVB FINANCIAL GROUP

By:	/s/ GREG W. BECKER
	Name:	Greg W. Becker
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Greg Becker and Michael Zuckert, each as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ GREG W. BECKER	President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2019
Greg W. Becker

/s/ DANIEL J. BECK	Chief Financial Officer (Principal Financial Officer)	November 14, 2019
Daniel J. Beck

/s/ KAREN HON	Interim Chief Accounting Officer (Principal Accounting Officer)	November 14, 2019
Karen Hon

/s/ ROGER F. DUNBAR	Chairman of the Board of Directors and Director	November 14, 2019
Roger F. Dunbar

/s/ ERIC A. BENHAMOU	Director	November 14, 2019
Eric A. Benhamou

/s/ JOHN S. CLENDENING	Director	November 14, 2019
John S. Clendening

/s/ JOEL P. FRIEDMAN	Director	November 14, 2019
Joel P. Friedman

/s/ KIMBERLY A. JABAL	Director	November 14, 2019
Kimberly A. Jabal

/s/ JEFFREY N. MAGGIONCALDA	Director	November 14, 2019
Jeffrey N. Maggioncalda

/s/ KAY MATTHEWS	Director	November 14, 2019
Kay Matthews

/s/ MARY J. MILLER	Director	November 14, 2019
Mary J. Miller

/s/ KATE D. MITCHELL	Director	November 14, 2019
Kate D. Mitchell

/s/ JOHN F. ROBINSON	Director	November 14, 2019
John F. Robinson

/s/ GAREN K. STAGLIN	Director	November 14, 2019
Garen K. Staglin